AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of November 19, 2001 ("Agreement"), is among United National Bancorp, a New Jersey corporation and registered bank holding company ("United"), UnitedTrust Bank, a New Jersey-chartered commercial bank ("UTB"), Vista Bancorp, Inc., a New Jersey corporation and registered bank holding company ("Vista") and Vista Bank, N.A., a national banking association (the "Bank").

                                    RECITALS

         United desires to acquire Vista and Vista's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Vista and its stockholders. The acquisition will be accomplished by merging Vista into United with United as the surviving corporation and, at the same time, merging the Bank into UTB with UTB as the surviving bank, and Vista stockholders receiving the consideration hereinafter set forth. The Boards of Directors of Vista, United, the Bank and UTB have duly adopted and approved this Agreement and the Boards of Directors of United and Vista have each directed that it be submitted to their respective stockholders for approval.

         As a condition precedent to entering into this Agreement, United has required that Vista grant it an option to purchase authorized but unissued shares of Vista common stock and, as a consequence, United and Vista have entered into a Stock Option Agreement, dated the date hereof (the "United Stock Option").

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Vista shall be merged with and into United (the "Merger") in accordance with the New Jersey Business Corporation Act ("NJBCA") and United shall be the surviving corporation (the "Surviving Corporation"). Immediately following the Effective Time, the Bank shall be merged with and into UTB as provided in Section 1.7 hereof.

         1.2. Effect of the Merger. At the Effective Time (as hereafter defined), the Surviving Corporation shall be considered the same business and corporate entity as each of Vista and United and thereafter all the property, rights, powers and franchises of each of Vista and United shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Vista and United and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.
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         1.3.   Certificate of Incorporation. The certificate of incorporation of United as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

         1.4. Bylaws. The bylaws of United as they exist immediately prior to the Effective Date shall continue as the by-laws of the Surviving Corporation until otherwise amended as provided by law.

         1.5. Directors and Officers. The directors and officers of United as of the Effective Time shall continue as the directors and officers of the Surviving Corporation, with the additions provided for in Section 5.15 hereof.

         1.6. Closing Date, Closing and Effective Time; Determination Date. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the office of Bourne, Noll & Kenyon, Summit, New Jersey, on a date (the "Closing Date") which shall be the fifth business day following the first date (the "Determination Date") on which all necessary regulatory and governmental approvals and consents have been received, all statutory waiting periods in respect thereof have expired, and all other conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived, or at such other place, time or date as United and Vista may mutually agree upon. The Merger shall become effective (and be consummated) upon the effective time (the "Effective Time") specified by United and Vista in the certificate of merger (the "Certificate of Merger"), which shall be prepared by United, shall be in form and substance satisfactory to United and Vista, and shall be filed with the Secretary of State of the State of New Jersey. The parties currently anticipate that the Certificate of Merger shall specify as the effective time the close of business on the Closing Date. If no effective time is specified in the Certificate of Merger, the Merger shall become effective (and be consummated) upon the filing of the Certificate of Merger.

         1.7. The Bank Merger. Immediately following the Effective Time, the Bank shall be merged with and into UTB (the "Bank Merger") in accordance with the provisions of the New Jersey Banking Act of 1948, as amended and the National Bank Merger Act, as amended, and UTB shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and UTB and all of the property, rights, powers and franchises of each of the Bank and UTB shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and UTB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the certificate of incorporation and bylaws of UTB shall become the certificate of incorporation and bylaws of the Surviving Bank, the officers and employees of UTB and the officers and employees of the Bank shall be the officers and employees of the Surviving Bank with such additions as the Board of Directors of UTB shall determine, and the directors of UTB shall be the directors of the Surviving Bank with the additions from the directors of Vista as specified herein. In connection with the execution of this

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Agreement, the Bank and UTB shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in substantially the form of Exhibit A, annexed hereto, for delivery to the appropriate regulatory authorities for approval of the Bank Merger.

                                   ARTICLE II

                  CONVERSION OF VISTA COMMON STOCK AND OPTIONS

         Each share of common stock, $.50 par value, of Vista ("Vista Common Stock"), issued and outstanding immediately prior to the Effective Time, and each option to purchase shares of Vista Common Stock validly issued pursuant to the 1998 Stock Compensation Plan of Vista (the "Vista Option Plan") and outstanding immediately prior to the Effective Time and listed on Section 3.2 of the Vista Disclosure Schedule (each a "Vista Option") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted or cancelled at the Effective Time in accordance with this Article II.

         2.1. Conversion of Vista Capital Stock. At the Effective Time, without any action on the part of United, Vista or the holder of any of the shares of Vista Common Stock, the Merger shall be effected in accordance with the following terms:

                (a) All shares of Vista Common Stock owned directly by Vista (including treasury shares) or United (other than shares in trust accounts, managed accounts and the like or shares held in satisfaction of a debt previously contracted) shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of common stock, par value $1.25 per share of United ("United Common Stock"), cash or other consideration.

                (b) Each outstanding share of Vista Common Stock is to be converted into the right to receive shares of United Common Stock and shall, subject to Section 2.1(e), be converted into and become the right to receive a number of shares of United Common Stock (together with the requisite number of rights (the "United Rights") issued pursuant to the United Rights Agreement (as defined in Section 4.2)) equal to the Cash Election Price divided by the Average Pre-Closing Price of United Common Stock (the "Exchange Ratio"). For purposes of this Agreement, "Average Pre-Closing Price of United Common Stock" shall mean the average of the closing prices of shares of United Common Stock as reported on the NASDAQ/NMS for the ten consecutive full trading days ending on (and including) the Determination Date. The Average Pre-Closing Price of United Common Stock shall be calculated to the nearest one-hundredth of one percent and the Exchange Ratio shall be calculated to the nearest ten thousandth.

                (c) Each outstanding share of Vista Common Stock which under the terms of Section 2.2 is to be converted into the right to receive cash shall be converted into the right to receive the sum of (x) .75 times 1.17 times the Average Pre-Closing Price of United Common Stock and (y) .25 times $28.36 (the "Cash Election Price").

                (d) The Exchange Ratio set forth above shall be subject to appropriate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding United Common Stock shall have been increased, decreased, changed into or exchanged for a different

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

number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in United's capitalization (a "Capital Change"). In addition, if United enters into an agreement pursuant to which shares of United Common Stock would be converted, prior to the Effective Time, into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Vista stockholder shall be entitled to receive at the Effective Time such number of shares or other securities or amount of obligations of such other corporation as such stockholder would be entitled to receive if the Effective Time had occurred immediately prior to the consummation of such conversion.

                (e) No fractional shares of United Common Stock shall be issued pursuant to the Merger, and, in lieu thereof, each holder of Vista Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Pre-Closing Price of United Common Stock.

         2.2. Election Procedures. An election form as United and Vista shall mutually agree ("Election Form") will be sent no later than 15 Business Days prior to the expected Effective Time (provided that it need not be sent until the requisite regulatory approvals as set forth in Section 5.6 have been obtained) to each holder of record of Vista Common Stock (each a "Record Holder") permitting such Record Holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive United Common Stock with respect to each share of such holder's Vista Common Stock as provided herein (the "Vista Stock Election Shares") or (ii) to elect to receive cash with respect to each share of such holder's Vista Common Stock as provided herein (the "Vista Cash Election Shares"). Any shares of Vista Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to an exchange agent that United shall designate with Vista's reasonable consent (the "Exchange Agent"), on an effective, properly completed Election Form shall be deemed to be Vista Stock Election Shares.

         The term "Election Deadline", as used below shall mean 5:00 p.m., Eastern time, on the 20th Business Day following but not including the date of mailing of the Election Form or such other date as Vista and United shall mutually agree upon.

         Any election to receive United Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing Vista Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

                (a) Within five Business Days after the Election Deadline, the Exchange Agent shall calculate the allocation among holders of Vista Common Stock of rights to receive United Common Stock or cash in the Merger in accordance with the Election Forms as follows:

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                      (i)    If the number of Vista Cash Election Shares is
greater than the quotient of (x) $37,615,527 divided by (y) the Cash Election Price (the "Cash Conversion Shares"), then:

                             (1)  all Vista Stock Election Shares will be
                                  converted into the right to receive United
                                  Common Stock, and

                             (2)  each Vista Cash Election Shares will be
                                  converted into the right to receive United
                                  Common Stock and cash in the following manner:

                                  (A)  a proration factor (the "Cash Proration
                                       Factor") shall be determined by dividing
                                       (x) $37,615,527, by (y) the product of
                                       the number of Vista Cash Election Shares multiplied by the Cash Election Price;

                                  (B) the number of Vista Cash Election Shares held by each holder of shares of Vista Common Stock that will be converted into the right to receive cash pursuant to the terms of Section 2.1(c) shall be determined by multiplying the Cash Proration Factor by the number of Vista Cash Election Shares held by such holder; and

                                  (C) all Vista Cash Election Shares other than those shares converted into the right to receive cash in accordance with the preceding subparagraph (B) shall be converted into the right to receive United Common Stock in accordance with the terms of Section 2.1(b); or

                      (ii) If the number of Vista Cash Election Shares is less than the Cash Conversion Shares, then:

                             (1)  all Vista Cash Election Shares will be
                                  converted into the right to receive cash; and

                             (2)  each Vista Stock Election Share will be
                                  converted into the right to receive United
                                  Common Stock and cash in the following manner:

                                  (A) a proration factor (the "Stock Proration Factor") shall be determined by dividing the Stock Conversion Shares (as defined below) by the number of Vista Stock Election Shares. The "Stock Conversion Shares" shall mean the difference between
                                       (x) the total number of shares of Vista
                                       Common Stock outstanding immediately
                                       prior to the Effective Time minus (y) the Cash Conversion Shares;

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

                                  (B) the number of Vista Stock Election Shares held by each holder of shares of Vista Common Stock that will be converted into the right to receive shares of United Common Stock pursuant to the terms of
                                       Section 2.1(b) shall be determined by
                                       multiplying the Stock Proration Factor by the number of Vista Stock Election Shares held by such holder; and

                                  (C)  all Vista Stock Election Shares other
                                       than those shares converted into the
                                       right to receive United Common Stock in
                                       accordance with the preceding
                                       subparagraph (B) shall be converted into the right to receive cash in accordance with the terms of Section 2.1(c); or

                      (iii) If the number of Vista Stock Election Shares is equal to the number of Stock Conversion Shares and the Number of Vista Cash Election Shares is equal to the number of Cash Conversion Shares, then subparagraphs (i) and (ii) above shall not apply and all United Common Stock and all Vista Cash Election Shares will be converted into the right to receive cash.

                (b) Upon surrender of certificates which, immediately prior to the Effective Time, represented outstanding shares of Vista Common Stock (the "Certificates") for exchange and cancellation to the Exchange Agent, together with a mutually agreed upon letter of transmittal, duly executed, (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) the Record Holder shall be entitled to promptly receive in exchange for such Certificates, the United Common Stock, any cash payment in lieu of United Common Stock elected by such Record Holder, and cash in lieu of a fractional share, as provided in Section 2.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder, the United Common Stock or any cash payment for a fractional share or in lieu of United Common Stock elected by such Record Holder pursuant to Section 2.1, to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificates for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by United. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed stockholders of United for all purposes from the Effective Time, except that United shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for the United Common Stock and any cash payment in lieu of United Common Stock elected by such Record Holder pursuant to Section 2.1. Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.

                (c) After the Effective Time, there shall be no transfers on the stock transfer books of Vista of the shares of Vista Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the consideration as provided in Section 2.1 hereof.

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

                (d) If payment of the United Common Stock or any cash payment for a fractional share or in lieu of United Common Stock elected by a Record Holder pursuant to Section 2.1 hereof is to be made in a name other than that in which the Certificates surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                (e) With respect to each outstanding Vista Option the Exchange Agent shall, after the Effective Time, distribute to the Optionee an amendment to the option grant evidencing the conversion of the grant to an option to purchase United Common Stock in accordance with Section 2.6 hereof.

         2.3. No Dissenters' Rights. Consistent with the provisions of the NJBCA, no stockholder of Vista shall have appraisal rights with respect to the Merger.

         2.4. Cancelled Shares. Each share of Vista Common Stock (i) which is held by Vista as treasury stock or (ii) which is held by Bank or any other direct or indirect subsidiary of Bank (except as trustee or in a fiduciary capacity) or (iii) which is held by United, shall be canceled and retired at the Effective Time.

         2.5. United Shares. The shares of United Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of United Common Stock to be issued as provided in Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

         2.6 Vista Stock Options. At the Effective Time, each outstanding Vista Option held by any person (an "Optionee") under the Vista Option Plan shall be converted into a option to purchase United Common Stock (a "Stock Option"), wherein (x) the right to purchase shares of Vista Common Stock pursuant to the Vista Option shall be converted into the right to purchase that same number of shares of United Common Stock multiplied by the Exchange Ratio,
(y) the option exercise price per share of United Common Stock shall be the previous option exercise price per share of Vista Common Stock divided by the Exchange Ratio and (z) in all other material respects the option shall be subject to the same terms and conditions as governed the Vista Option on which it was based, including the length of time within which the option may be exercised and for any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), the adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. Shares of United Common Stock issuable upon exercise of Stock Options shall be covered by an effective registration statement on Form S-8, and United shall file a registration statement on Form S-8 covering such shares as soon as practicable after the Effective Time, but in no event later than 45 days after the Effective Time.

         United may elect, by notice served on Vista at least 2 business days prior to the Closing Date, to exchange cash in lieu of Stock Options for up to 25% of the total number of Vista Options (pro rated among the holders of such

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

Vista Options) outstanding at the Effective Time. The cash payment per Vista Option in lieu of converting such Vista Option into a Stock Option shall be calculated as the Exchange Ratio multiplied by $24.24, less the exercise price of the Vista Option.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF VISTA

         References herein to "Vista Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Vista to United. Vista hereby represents and warrants to United as follows:

         3.1.   Corporate Organization.

                (a) Vista is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Vista has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Vista on a consolidated basis. Vista is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

                (b) Each of the Subsidiaries of Vista are listed in the Vista Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Vista, means any corporation, joint venture, association, partnership, trust or other entity in which Vista has, directly or indirectly at least a 50% interest or acts as a general partner. Each Subsidiary of Vista is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Bank is a national banking association whose deposits are insured to the fullest extent permitted by law by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (the "BIF") and the Savings Association Insurance Fund of the FDIC (the "SAIF"). Each Subsidiary of Vista has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Vista and its Subsidiaries on a consolidated basis. The Vista Disclosure Schedule sets forth true and complete copies of the Certificates of Incorporation or Charter, as the case may be, and Bylaws of Vista and each Vista Subsidiary as in effect on the date hereof. Except as set forth in the Vista Disclosure Schedule, Vista does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except (i) residential real estate acquired through foreclosure or deed in lieu of foreclosure in each individual instance with a fair market value less than $100,000 and (ii) real estate used for its banking premises.

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

         3.2.   Capitalization.

         The authorized capital stock of Vista consists of 10,000,000 shares of Vista Common Stock. As of the date hereof, there were 5,385,234 shares of Vista Common Stock issued and outstanding, and 79,800 shares issued and held in the treasury. As of the date hereof, there were 61,119 shares of Vista Common Stock issuable upon exercise of outstanding Vista Options (the "Option Shares") granted to executive officers of Vista or the Bank pursuant to the Vista Option Plan. The Vista Disclosure Schedule sets forth (i) all options which may be exercised for issuance of Vista Common Stock and the terms upon which the options may be exercised, and (ii) true and complete copies of each of the Vista Option Plan and a specimen of each form of agreement pursuant to which any outstanding stock option was granted, including a list of each outstanding stock option issued pursuant thereto. All issued and outstanding shares of Vista Common Stock, and all issued and outstanding shares of capital stock of each Vista Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of the Bank consists of 5,000,000 shares of common stock, $5.00 par value and no shares of preferred stock. All of the outstanding shares of capital stock of each Vista Subsidiary are owned by Vista and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Vista Options and the United Stock Option, neither Vista nor any Vista Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Vista or any Vista Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

         3.3.   Authority; No Violation.

                (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Vista, and subject to the parties obtaining all necessary regulatory approvals, Vista and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Vista and the Bank. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of the Bank. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Vista or the Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Vista and the Bank, and constitutes valid and binding obligations of Vista and the Bank, enforceable against Vista and the Bank in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of national banks, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                (b) Neither the execution and delivery of this Agreement by Vista and the Bank, nor the consummation by Vista and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or

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compliance by Vista and the Bank with any of the terms or provisions hereof, will (i) violate any provision of Vista's Amended Certificate of Incorporation or the Bank's Articles of Association, as the case may be, or their respective Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Vista or the Bank or any of their respective properties or assets, or (iii) except as set forth in the Vista Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Vista or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Vista or the Bank is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to (ii) and
(iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Vista and its Subsidiaries on a consolidated basis, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Office of the Comptroller of the Currency ("OCC"), the Commissioner of Banking and Insurance of the State of New Jersey (together with the Department of Banking and Insurance, the "Commissioner"), the Department of Banking of the Commonwealth of Pennsylvania, the Board of Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission ("SEC"), applicable state securities bureaus or commissions, the New Jersey Secretary of State, and the stockholders of Vista, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Vista or the Bank in connection with (x) the execution and delivery by Vista and the Bank of this Agreement and (y) the consummation by Vista and the Bank of the transactions contemplated hereby and (z) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

         3.4.   Financial Statements.

                (a) The Vista Disclosure Schedule sets forth copies of the consolidated statements of condition of Vista as of December 31, 2000, 1999 and 1998 and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1998 through 2000, in each case accompanied by the audit report of McGladry & Pullen, LLC, or its predecessor firm Rudolph, Palitz LLC, independent public accountants with respect to Vista, and the unaudited consolidated statements of condition of Vista as of September 30, 2001 and related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the nine months then ended as reported in Vista's Quarterly Report on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "Vista Financial Statements"). The Vista Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, and fairly present the consolidated financial condition of Vista as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present the results of the consolidated operations, stockholders' equity and cash flows of Vista for the respective periods set forth therein. The parties acknowledge, however, that Vista's statements for the nine months ended September 30, 2001 are unaudited.

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

                (b) The books and records of Vista and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                (c) Except as and to the extent reflected, disclosed or reserved against in the Vista Financial Statements (including the notes thereto), as of September 30, 2001 neither Vista nor any of its Subsidiaries had any material liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Vista or any of its Subsidiaries. Since September 30, 2001 and to the date hereof, neither Vista nor any of its Subsidiaries have incurred any material liabilities except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.

         3.5. Brokerage Fees; Financial Advisor. Other than Keefe, Bruyette & Woods ("Broker"), neither Vista nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Copies of Vista's agreements with Broker are set forth in the Vista Disclosure Schedule. Broker has delivered to Vista its written opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the stockholders of Vista in the Merger. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Vista or any of its Subsidiaries other than fees which will be payable by Vista to Broker.

         3.6.   Absence of Certain Changes or Events.

                (a) There has not been any material adverse change in the business, operations, assets or financial condition of Vista and its Subsidiaries on a consolidated basis since September 30, 2001 and, to Vista's knowledge, no facts or conditions exist (other than regional or national economic conditions which affect financial institutions generally) which Vista believes will cause or are likely to cause such a material adverse change in the future.

                (b) Except as set forth in the Vista Disclosure Schedule, neither Vista nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between September 30, 2001 and the date hereof and Vista and the Vista Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

         3.7. Legal Proceedings. Except as disclosed in the Vista Disclosure Schedule, neither Vista nor any of its Subsidiaries is a party to any, and there are no pending or, to Vista's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature ("Legal Proceedings") against Vista or any of its Subsidiaries. Except as disclosed in the Vista Disclosure Schedule, neither Vista nor any of its Subsidiaries is a party to any order, judgment or decree entered against Vista or any Vista Subsidiary in any Legal Proceeding.

         3.8.   Taxes and Tax Returns.

                (a) Vista and each Vista Subsidiary have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith and are set forth in the Vista Disclosure Schedule. Vista and each Vista Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of Vista or any Vista Subsidiary through such date, which reserves are, to the knowledge of Vista, adequate for such purposes. Except as set forth in the Vista Disclosure Schedule, the federal income tax returns of Vista and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Vista Disclosure Schedule, the applicable state income tax returns of Vista and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Vista, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Vista or any of its Subsidiaries, nor has Vista or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                (b) Except as set forth in the Vista Disclosure Schedule, neither Vista nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed,
(ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Vista or any Vista Subsidiary (nor does Vista have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or
(iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         3.9.   Employee Benefit Plans.

                (a) Except as disclosed in the Vista Disclosure Schedule, neither Vista nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Vista Pension Plans"), "employee welfare benefit plan", within the meaning of
Section 3(1) of ERISA (the "Vista Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Vista nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

                (b) Vista has delivered to United in the Vista Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Vista Pension Plans and Vista Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any;
(iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                (c) The present value of all accrued benefits both vested and non-vested under each of the Vista Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Vista Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of Vista's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                (d) During the last six years, the Pension Benefit Guaranty Corporation (the "PBGC") has not asserted any claim for liability against Vista or any of its Subsidiaries which has not been paid in full.

                (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Vista Pension Plan have been paid. All contributions required to be made to each Vista Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Vista and its Subsidiaries which have not been paid have been properly recorded on the books of Vista and its Subsidiaries.

                (f) Except as disclosed on the Vista Disclosure Schedule, each of the Vista Pension Plans, the Vista Welfare Plans and each other plan and arrangement identified on the Vista Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation through the date of such determination letter, with respect to each of the Vista Pension Plans and Vista is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                (g) To the knowledge of Vista, within the past two plan years no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Vista Welfare Plans or Vista Pension Plans.

                (h) No Vista Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Vista Pension Plans.

                (i) To the knowledge of Vista, no "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Vista Pension Plans at the last valuation date.

                (j) There are no pending, or, to the knowledge of Vista, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Vista Pension Plans or the Vista Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Vista Disclosure Schedule.

                (k) Except as disclosed in the Vista Disclosure Schedule, no Vista Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Vista Pension Plan.

                (l) Except with respect to customary health, life and disability benefits or as disclosed in the Vista Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Vista Financial Statements and established under GAAP, or otherwise noted on such financial statements.

                (m) Except as disclosed in the Vista Disclosure Schedule, with respect to each Vista Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Vista or any Vista Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                (n) Except as hereafter agreed to by United in writing or as disclosed on the Vista Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Vista or any Vista Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Vista Pension Plan or Vista Welfare Plan.

         3.10.   Reports.

                (a) The Vista Disclosure Schedule lists, and as to item (i) below Vista has previously delivered or made available to United a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by Vista since January 1, 1995 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials, press releases and dividend checks) mailed by Vista to its stockholders as a class since January 1, 1995.

                (b) Since January 1, 1995, (i) Vista has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) Vista and the Bank each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, Vista promptly will deliver or make available to United accurate and complete copies of such reports. As of their respective dates, each such form, report, or document referred to in either of clauses (i) or (ii) above, and each final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication referred to in either of clauses (i) or (ii) of paragraph (b) above, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The Vista Disclosure Schedule lists the dates of all examinations of Vista or the Bank conducted by the Commissioner, the OCC or the FDIC since January 1, 1995 and the dates of any responses thereto submitted by Vista or the Bank.

         3.11. Vista and Bank Information. The information relating to Vista and the Bank to be contained in the Joint Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Vista and United in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the dates the Joint Proxy Statement/Prospectus is mailed to stockholders of Vista and United, respectively, and up to and including the dates of each of the meetings to which such Joint Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.12.  Compliance with Applicable Law.

                (a) General. Except as set forth in the Vista Disclosure Schedule, each of Vista and the Vista Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Vista or any of its Subsidiaries (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Vista and its Subsidiaries on a consolidated basis) and Vista has not received notice of violation of, and does not know of any violations of, any of the above.

                (b) CRA. Without limiting the foregoing, to its knowledge the Bank has complied in all material respects with the Community Reinvestment Act ("CRA") and Vista has received no written notice that any person or group would object to the consummation of a merger involving the Bank due to the CRA performance of or rating of the Bank. Except as listed on the Vista Disclosure Schedule to the knowledge of the Bank, no person or group has adversely commented upon the Bank's CRA performance. The most recent CRA rating received by the Bank was "Satisfactory."

         3.13.  Certain Contracts.

                (a) Except as disclosed in the Vista Disclosure Schedule under this Section or Section 3.5, (i) neither Vista nor any Vista Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Vista or any Vista Subsidiary to any officer, employee, director or consultant thereof. The Vista Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Vista or any Vista Subsidiary is a party.

                (b) Except as disclosed in the Vista Disclosure Schedule, (i) as of the date of this Agreement, neither Vista nor any Vista Subsidiary is a party to or bound by any commitment, agreement or other instrument which contemplates the payment by Vista or any Vista Subsidiary of amounts in excess of $100,000, or which has a term extending beyond December 31, 2001 and cannot be terminated by Vista or its subsidiary without consent of the other party thereto, (ii) no commitment, agreement or other instrument to which Vista or any Vista Subsidiary is a party or by which any of them is bound limits the freedom of Vista or any Vista Subsidiary to compete in any line of business or with any person, and (iii) neither Vista nor any Vista Subsidiary is a party to any collective bargaining agreement.

                (c) Except as disclosed in the Vista Disclosure Schedule, neither Vista nor any Vista Subsidiary nor, to the knowledge of Vista, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement.

         3.14.  Properties and Insurance.

                (a) Vista and its Subsidiaries have good, and as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Vista's consolidated balance sheet as of September 30, 2001, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2001), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Vista and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to United prior to the date hereof. Vista and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                (b) The Vista Disclosure Schedule lists all policies of insurance and bonds covering business operations and all insurable properties and assets of Vista and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Vista nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         3.15. Minute Books. The minute books of Vista and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

         3.16. Environmental Matters. Except as set forth in the Vista Disclosure Schedule:

                (a) Neither Vista nor any Vista Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Vista or such Vista Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of Vista and the Vista Subsidiaries taken as a whole. Vista has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by Vista or any Vista Subsidiary, as OREO or otherwise, or owned or controlled by Vista or any Vista Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

                (b) Vista has no knowledge that any of the Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Vista and the Vista Subsidiaries taken as a whole.

                (c) To the knowledge of Vista, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by Vista or any Vista Subsidiary.

         3.17. Reserves. The reserve for loan and lease losses in the September 30, 2001 Vista Financial Statements was, to Vista's knowledge, adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all then known or anticipated loan losses.

         3.18. No Excess Parachute Payments. Except as disclosed in the Vista Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of Vista or any Vista Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement, the Merger or the Bank Merger, to any payment or benefit from Vista, a Vista Subsidiary, United or UTB which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

         3.19. Agreements with Bank Regulators. Except as disclosed in the Vista Disclosure Schedule, neither Vista nor any Vista Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to United by Vista prior to the date of this Agreement, nor has Vista been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to United by Vista prior to the date of this Agreement. Neither Vista nor any Vista Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to United by Vista prior to the date of this Agreement.

         3.20. Disclosure. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

         3.21. Board Approval. This Agreement, and the transactions contemplated hereby, have been approved by eighty percent (80%) or more of the entire Board of Directors of Vista.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF UNITED

         References herein to the "United Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by United to Vista. United hereby represents and warrants to Vista as follows:

         4.1.   Corporate Organization.

                (a) United is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of United or its Subsidiaries (defined below). United is registered as a bank holding company under the BHCA.

                (b) Each of the Subsidiaries of United are listed in the United Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to United, means any corporation, joint venture, association, partnership, trust or other entity in which United has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of United is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. UTB is a New Jersey chartered bank whose deposits are insured by the BIF and the SAIF to the fullest extent permitted by law. Each Subsidiary of United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries.

         4.2. Capitalization. The authorized capital stock of United consists of 25,000,000 shares of United Common Stock and 1,000,000 shares of preferred stock ("United Preferred Stock"). As of September 30, 2001, there were 16,190,764 shares of United Common Stock issued and outstanding, including 1,024,401 treasury shares and 3000 shares of restricted stock granted under the United National Bancorp Long Term Stock Based Incentive Plan (the "United Option Plan"), and there were no shares of United Preferred Stock outstanding. Since September 30, 2001, to and including the date of this Agreement, no additional shares of United Common Stock have been issued except in connection with exercises of options granted under the United Option Plan or grants of restricted stock under the United Option Plan. As of September 30, 2001, except for 732,538 shares of United Common Stock issuable upon exercise of outstanding stock options granted pursuant to the United Option Plan and the Non-Employee Director Stock Option Plan (the "United Director Option Plan"), and except for shares of United Series A Preferred Stock and shares of United Common Stock reserved for issuance pursuant to the United Shareholder Rights Plan dated as of November 1, 2001 (the "United Rights Plan"), there were no shares of United Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of United Common Stock, and all issued and outstanding shares of capital stock of United's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of United's Subsidiaries are owned by United free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options referred to above under the United Option Plan and the United Director Option Plan, neither United nor any of United's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of United or United's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. No additional grants of awards, or exercises of outstanding awards, under the United Option Plan or United Director Option Plan, or repurchases of United Common Stock, prior to the Effective Time shall be required to be disclosed or reported to Vista to keep the representations in this section true or correct.

         4.3.   Authority; No Violation.

                (a) United and UTB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. United has a sufficient number of authorized but unissued shares of United Common Stock to pay the consideration for the Merger set forth in Article II of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of United and UTB. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of UTB. No other corporate proceedings on the part of United and UTB are necessary to consummate the transactions contemplated hereby (except for the approval by United of the Bank Merger Agreement and except for any stockholder approval that may be required by the NASDAQ/NMS listing rules). This Agreement has been duly and validly executed and delivered by United and UTB and constitutes a valid and binding obligation of United and UTB, enforceable against United and UTB in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of New Jersey-chartered banks, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                (b) Neither the execution or delivery of this Agreement nor the consummation by United and UTB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of United or the Articles of Association or Bylaws of UTB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to United or UTB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of United or UTB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which United or UTB is a party, or by which United or UTB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of United and United's Subsidiaries on a consolidated basis, or the ability of United and UTB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the FRB, the New Jersey Secretary of State, the SEC, or applicable state securities bureaus or commissions, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of United or UTB in connection with (a) the execution and delivery by United or UTB of this Agreement, (b) the consummation by United of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by UTB of the Bank Merger Agreement and the consummation by UTB of the Bank Merger and other transactions contemplated thereby. To United's knowledge, no fact or condition exists which United has reason to believe will prevent it or UTB from obtaining the aforementioned consents and approvals.

         4.4.   Financial Statements.

                (a) United has previously delivered to Vista copies of the consolidated statements of financial condition of United as of December 31, 2000, 1999 and 1998, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1998 through 2000, in each case accompanied by the audit report of KPMG LLP, the independent public accountants with respect to United, and the unaudited consolidated statements of condition of United as of September 30, 2001 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the nine months then ended as reported in United's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "United Financial Statements"). The United Financial Statements (including the related notes), have been prepared in accordance with

GAAP consistently applied during the periods involved (except as approved by such independent public accountants and disclosed therein), and fairly present the consolidated financial position of United as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of United for the respective fiscal periods set forth therein. The parties acknowledge, however, that United's statements for the nine months ended September 30, 2001 are unaudited.

                (b) The books and records of United and its subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                (c) Except as and to the extent reflected, disclosed or reserved against in the United Financial Statements (including the notes thereto), as of September 30, 2001 neither United nor any of its Subsidiaries had or has, as the case may be, any material obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of United or any of its Subsidiaries and which are required by GAAP to be disclosed in the United Financial Statements. Since September 30, 2001, neither United nor any of its Subsidiaries have incurred any material liabilities, except in the ordinary course of business and consistent with prudent banking practice.

         4.5. Brokerage Fees. Except as set forth in the United Disclosure Schedule, neither United nor UTB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of United and United's Subsidiaries on a consolidated basis since September 30, 2001 and to United's knowledge, no fact or condition exists (other than regional or national economic conditions which affect financial institutions generally) which United believes will cause or is likely to cause such a material adverse change in the future.

         4.7. United Information. The information relating to United and its subsidiaries, this Agreement and the transactions contemplated hereby in the Registration Statement and Joint Proxy Statement/Prospectus (as defined in
Section 5.6(a) hereof), as of the dates of the mailing of the Joint Proxy Statement/Prospectus to stockholders of United and Vista, respectively, and up to and including the dates of each meeting to which such Joint Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.8. Capital Adequacy. As of the date of this Agreement each of United and UTB has, and at the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, each of United and UTB will have, sufficient capital to satisfy all applicable regulatory capital requirements.

         4.9. United Common Stock. At the Effective Time, the United Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through United, with no personal liability attaching to the ownership thereof.

         4.10. Legal Proceedings. Except as disclosed in the United Disclosure Schedule, neither United nor its Subsidiaries is a party to any, and there are no pending or, to United's knowledge, threatened, Legal Proceedings against United or any of its Subsidiaries which, if decided adversely to United, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis. Except as disclosed in the United Disclosure Schedule, neither United nor any of United's Subsidiaries is a party to any order, judgment or decree entered against United or any such Subsidiary in any Legal Proceeding which would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis.

         4.11. Taxes and Tax Returns. United and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. United and its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of United and its Subsidiaries through such date, which reserves are, to the knowledge of United, adequate for such purposes. No deficiencies exist or have been asserted based upon the federal income tax returns of United and UTB.

         4.12.  Employee Benefit Plans.

                (a) United and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "United Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "United Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither United nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                (b) Each of the United Pension Plans and each of the United Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

                (c) The present value of all accrued benefits both vested and non-vested under each of the United Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such United Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of United's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                (d) During the last six years, the PBGC has not asserted any claim for liability against United or any of its Subsidiaries which has not been paid in full.

                (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each United Pension Plan have been paid. All contributions required to be made to each United Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of United and its Subsidiaries which have not been paid have been properly recorded on the books of United and its Subsidiaries.

                (f) Except as disclosed on the United Disclosure Schedule, each of the United Pension Plans, the United Welfare Plans and each other plan and arrangement identified on the United Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation through the date of such determination letter, with respect to each of the United Pension Plans and United is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                (g) To the knowledge of United, within the past two plan years no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the United Welfare Plans or United Pension Plans.

                (h) No United Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the United Pension Plans.

                (i) To the knowledge of United, no "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the United Pension Plans.

         4.13.  Reports.

                (a) Each communication mailed by United to its stockholders since January 1, 1995, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                (b) Since January 1, 1995, (i) United has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) United and UTB each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, United promptly will deliver or make available to Vista accurate and complete copies of such reports. As of their respective dates, each such form, report, or document referred to in either of clauses (i) or (ii) above, and each final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication referred to in either of clauses (i) or (ii) of paragraph (b) above, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The United Disclosure Schedule lists the dates of all examinations of United or UTB conducted by either the OCC or the FDIC since January 1, 1995 and the dates of any responses thereto submitted by United or UTB.

         4.14. Compliance with Applicable Law. United and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority or the NASDAQ/NMS relating to United and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis) and United has not received notice of violations of, and does not know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business operations, assets or financial condition of United and its Subsidiaries on a consolidated basis) of, any of the above. Without limiting the foregoing, to its knowledge UTB has complied in all material respects with the CRA and United has received no written notice that any person or group would object to the consummation of a merger involving UTB due to the CRA performance or rating of UTB. To the knowledge of United, except as listed on the United Disclosure Schedule, no person or group has adversely commented upon UTB's CRA performance. The most recent CRA rating received by UTB was "Satisfactory."

         4.15.  Properties and Insurance.

                (a) United and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in United's consolidated balance sheet as of September 30, 2001, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2001). United and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                (b) The business operations and all insurable properties and assets of United and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of United should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of United adequate for the business engaged in by United and its Subsidiaries. As of the date hereof, neither United nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         4.16. Minute Books. The minute books of United and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

         4.17. Environmental Matters. Except as disclosed in the United Disclosure Schedule, neither United nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that United or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of United or its Subsidiaries. Except as disclosed in the United Disclosure Schedule, United has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by United or any of its Subsidiaries, as OREO or otherwise, or owned or controlled by United or any of its Subsidiaries as a trustee or fiduciary in any manner, that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis.

         4.18. Reserves. The allowance for possible loan and lease losses in the September 30, 2001 United Financial Statements was, to United's knowledge, adequate at the time based upon past loan loss experiences and potential losses in the portfolio at the time to cover all then known or anticipated loan losses.

         4.19. Agreements with Bank Regulators. Except as disclosed in the United Disclosure Schedule, neither United nor any United Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Vista by United prior to the date of this Agreement, nor has United been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to Vista by United prior to the date of this Agreement. Neither United nor any United Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Vista by United prior to the date of this Agreement.

         4.20. Disclosures. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

         5.1. Conduct of the Business of Vista. During the period from the date of this Agreement to the Effective Time, Vista shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of United, which consent will not be unreasonably withheld. Vista also shall use all reasonable efforts to (i) preserve its business organization and that of each Vista Subsidiary intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Vista nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and
(iii) preserve for itself and United the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.

         5.2.   Negative Covenants and Dividend Covenants.

                (a) Vista agrees that from the date hereof to the Effective Time, except as set forth in Section 5.2 of the Vista Disclosure Schedule or as otherwise approved by United in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                      (i) change any provision of its Certificate of Incorporation or Charter, as the case may be, or Bylaws or any similar governing documents;

                      (ii) except for the issuance of Vista Common Stock pursuant to the present terms of the outstanding Vista Options and the United Stock Option and as disclosed in the Vista Disclosure Schedule, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Vista or any Vista Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock, other than Vista's regular quarterly cash dividends in amounts not to exceed $.16 per calendar quarter, with the dividend payment dates to be coordinated with United, it being the intention of the parties that the stockholders of Vista receive dividends for any particular calendar quarter on either the Vista Common Stock or the United Common Stock acquired in exchange therefor pursuant to the terms of this Agreement but not both; provided further, that nothing contained herein shall be deemed to affect the ability of the Bank to pay dividends on its capital stock to Vista;

                      (iii) grant any severance or termination pay (other than pursuant to agreements or policies of Vista in effect on the date hereof and disclosed in the Vista Disclosure Schedule or as agreed to by United in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees, adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or, without the prior consent of United, which consent shall not be unreasonably withheld or delayed, award any increase in compensation or benefits to its directors, officers or employees;

                      (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                      (v) make any capital expenditures other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to United;

                      (vi) file any applications or make any contract with respect to branching or site location or relocation.

                      (vii) agree to acquire in any manner whatsoever (other than to foreclose on collateral for a defaulted loan) any business or entity;

                      (viii) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP;

                      (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time; or

                      (x)    agree to do any of the foregoing.

                (b) United agrees that from the date hereof to the Effective Time, except as otherwise approved by Vista in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                      (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or that may result in any condition, agreement or covenant set forth in this Agreement not being satisfied; or

                      (ii) authorize or enter into any agreement or commitment to do the foregoing.

         5.3. No Solicitation. So long as this Agreement remains in effect, Vista and the Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than United) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Vista or the Bank (an "Acquisition Transaction"). Notwithstanding the foregoing, Vista may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Vista, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. Vista shall promptly communicate to United the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

         5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Vista will cause one or more of its designated representatives to confer on a monthly basis, or on such other schedule as the parties may mutually agree upon, with representatives of United regarding Vista's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, promptly, but in any event within 30 days, after granting any new loan or extension of credit, or any renewal of an existing loan or extension of credit, in excess of $250,000, Vista and the Bank will send United a description thereof, and thereafter Vista will promptly send to United copies of such documents relating thereto as United shall reasonably request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Vista will deliver to United the Bank's call reports filed with the FDIC and Vista's quarterly reports on Form 10-Q as filed with the SEC under the 1934 Act, and United will deliver to Vista United's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act, and UTB's call reports filed with the FDIC. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Vista will deliver to United and United will deliver to Vista their respective year end financial statements and related reports to stockholders and regulatory agencies including, without limitation, their respective annual reports on Form 10-K as filed with the SEC.

         5.5.   Access to Properties and Records; Confidentiality.

                (a) Vista and the Bank shall permit United and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), reasonable access to their respective properties, and shall disclose and make available to United and its Representatives all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which United and its Representatives may have a reasonable interest. Vista and the Bank shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment or, in the case of a document which is subject to an attorney client privilege, would compromise the right of Vista or the Bank to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes or any other purposes not expressly permitted hereby. Each party shall inform its Representatives of the terms of this Section 5.5. Any breach of this Section 5.5 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby is abandoned, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public;
(C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction.

                (c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.5, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.5. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         5.6.   Regulatory Matters.

                (a) For the purposes of holding the meetings of Vista stockholders and United stockholders referred to in Section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws United Common Stock to be issued to Record Holders and Optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by United of a Registration Statement with the SEC which shall include an appropriate joint proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder. (Such joint proxy statement and prospectus in the form mailed by Vista to the Vista stockholders and Optionees together with any and all amendments or supplements thereto, and in the form mailed by United to the United stockholders together with any and all amendments or supplements thereto, is collectively herein referred to as the "Joint Proxy Statement/Prospectus" and the various documents to be filed by United under the 1933 Act with the SEC to register for sale the United Common Stock to be issued to Record Holders and Optionees, including the Proxy Statement/Prospectus, are referred to herein as the "Registration Statement").

                (b) United shall furnish information concerning United and the Merger as is necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to United and the Merger, to comply with Section 5.6(a) hereof. United agrees promptly to advise Vista if at any time prior to the Vista stockholder meeting referred to in Section 5.7 hereof, any information provided by United in the Joint Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Vista with the information needed to correct such inaccuracy or omission. United shall furnish Vista with such supplemental information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to United and the Merger, to comply with Section 5.6(a) after the mailing thereof to Vista stockholders and United stockholders.

                (c) Vista shall furnish United with such information concerning Vista and the Bank as is necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with
Section 5.6(a) hereof. Vista agrees promptly to advise United if, at any time prior to either of the meetings referred to in Section 5.6(a) hereof, information provided by Vista in the Joint Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide United with the information needed to correct such inaccuracy or omission. Vista shall furnish United with such supplemental information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to Vista and the Bank, to comply with Section 5.6(a) after the mailing thereof to Vista stockholders and United stockholders.

                (d) United shall promptly make such filings as are necessary in connection with the offering of the United Common Stock pursuant to the Merger with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the United Common Stock under applicable state securities laws at the earliest practicable date. Vista shall promptly furnish United with such information regarding the Vista stockholders as United requires to enable it to determine what filings are required hereunder. Vista authorizes United to utilize in such filings the information concerning Vista and the Bank provided to United in connection with, or contained in, the Joint Proxy Statement/Prospectus. United shall furnish Vista with drafts of all such filings, as well as filings with the SEC and all regulatory filings in connection with the Merger, shall provide Vista with the opportunity to comment thereon, and shall keep Vista advised of the status thereof. United shall as promptly as practicable file the Registration Statement containing the Joint Proxy Statement/Prospectus with the SEC, and each of United and Vista shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Joint Proxy Statement/Prospectus.

                (e) United shall cause the United Common Stock to be issued in connection with the Merger to be listed on the NASDAQ/NMS.

                (f) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC, the Commissioner, the State of New Jersey, the Pennsylvania Department of Banking, the FDIC and the FRB. The parties shall each have the right to review in advance (and shall do so promptly) all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. The parties hereto shall use all reasonable efforts to file for approval or waiver by the appropriate bank regulatory agencies within 60 days of the date hereof.

                (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

                (h) Vista acknowledges that United is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning Vista may be required to be included in the registration statements, if any, for the sale of securities of United or in SEC reports in connection with such acquisitions. Vista agrees to provide United with any information, certificates, documents or other materials about Vista as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by United prior to the Effective Time. Vista shall use its reasonable efforts to cause its attorneys and accountants to provide United and any underwriters for United with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. United shall reimburse Vista for reasonable expenses thus incurred by Vista should this Agreement be terminated for any reason. United shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Vista unless Vista shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                (i) Between the date of this Agreement and the Effective Time, Vista shall cooperate with United to be in a position as of the Effective Time to reasonably conform Vista's policies and procedures regarding applicable regulatory matters to those of United as United may reasonably identify to Vista from time to time.

         5.7.   Approval of Stockholders.

                (a) Vista will (i) take all steps reasonably necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Vista as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (ii) subject to the fiduciary responsibilities of the Board of Directors of Vista to the stockholders of Vista, recommend to the stockholders of Vista the approval of this Agreement and the transactions contemplated hereby and use all reasonable efforts to obtain, as promptly as practicable, such approvals, and (iii) cooperate and consult with United with respect to each of the foregoing matters. In connection therewith, Vista will use reasonable efforts to cause each director of Vista to agree, (x) to vote in favor of the Merger, and (y) take such action as is necessary or is reasonably required by United to consummate the Merger.

                (b) United will (i) take all steps reasonably necessary to duly call, give notice of, convene and hold a meeting of the stockholders of United as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (ii) subject to the fiduciary responsibilities of the Board of Directors of United to the stockholders of United, recommend to the stockholders of United the approval of this Agreement and the transactions contemplated hereby and use all reasonable efforts to obtain, as promptly as practicable, such approvals, and (iii) cooperate and consult with Vista with respect to each of the foregoing matters. In connection therewith, United will use reasonable efforts to cause each director of United to agree, (x) to vote in favor of the Merger, and (y) take such action as is necessary or is reasonably required by Vista to consummate the Merger.

         5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using all reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual Legal Proceedings (other than Legal Proceedings to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         5.9. Public Announcements. The parties hereto shall cooperate with each other, and obtain each other's prior approval, in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used all reasonable efforts to discuss with the other party in advance.

         5.10. Failure to Fulfill Conditions. In the event that United or Vista determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to September 30, 2002 (the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions United may enter into with other parties, Vista and United will promptly inform the other of any facts applicable to Vista or United, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

         5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

         5.12.  Transaction Expenses of Vista.

                (a) To the extent not already done, Vista shall promptly, but in any event within 30 days after the execution of this Agreement, ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements, and request that its professionals render monthly invoices within 30 days after the end of each month. Vista shall accrue and/or pay all of such amounts as soon as possible.

                (b) United and Vista shall jointly make all arrangements with respect to the printing and mailing of the Joint Proxy Statement/Prospectus.

         5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur during March, 2002.

         5.14.  Indemnification.

                (a) For a period of six years after the Effective Time, United shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Vista or the Bank (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of Vista or the Bank or acted as a director or officer of a third party at the written request of Vista or the Bank, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Vista or the Bank or any of their respective affiliates, or by any former or present stockholder of Vista or the Bank (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Joint Proxy Statement/Prospectus, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of Vista or the Bank or any committee of such board, the events leading up to the execution of this Agreement, any statement, announcement, recommendation or solicitation made in connection therewith or related thereto (or the absence of any of the foregoing) and any breach of any duty in connection with any of the foregoing, in each case to the fullest extent which Vista or the Bank, as the case may be, would have been permitted under any applicable law and its Certificate of Incorporation and By-Laws had the Merger not occurred (and United shall also advance expenses as incurred to the fullest extent so permitted).

                (b) From and after the Effective Time, United shall assume and honor any obligation of Vista or the Bank immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-Laws of Vista or the Bank or arising out of any written indemnification agreements between Vista or the Bank and such persons disclosed in the Vista Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between United and such Indemnitees, including the obligation to advance expenses pursuant to Vista's Certificate of Incorporation and Bylaws.

                (c)   In the event United or any of its successors or assigns
(i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of United assume the obligations set forth in this Section 5.14.

                (d) United shall cause Vista's and the Bank's officers and directors to be covered, for a period of six years after the Effective Time, under (i) United's then current officers' and directors' liability insurance policy or (ii) an extension of Vista's or the Bank's existing officers' and directors' liability insurance policy. However, United shall only be required to insure such persons upon terms and for coverages substantially similar to Vista's or the Bank's existing officers' and directors' liability insurance, as the case may be and, provided further, that in no event shall United be obligated to expend more than 125% of the amount of the annual premium expended by Vista as of the Effective Time to maintain or procure such coverage.

                (e)   Any Indemnitee wishing to claim indemnification under this
Section 5.14 shall promptly notify United upon learning of any Claim, but the failure to so notify shall not relieve United of any liability it may have to such Indemnitee if such failure does not materially prejudice United. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) United shall have the right to assume the defense thereof and United shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if United elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between United and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and United shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that United shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waivable by the Indemnitees, and (y) the Indemnitees will cooperate in the defense of any such matter. United shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, United shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

         5.15. New United and UTB Directors. As of the Effective Time, United shall cause its Board of Directors and the UTB Board of Directors to take action to appoint to the Boards of Directors of United and UTB, respectively, at the Effective Time, Barbara Harding, Harold J. Curry, and one other current Vista director who shall be chosen by United. Such persons will serve on separate classes of the Board of Directors of United.

         5.16. Employment Matters. In connection with the Merger, United and Vista will deal with employment and severance contracts and arrangements with officers and employees of Vista and the Bank in the manner set forth in Section
5.16 of the Vista Disclosure Schedule.

         5.17. Tax-Free Reorganization Treatment. Neither United nor Vista shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         5.18. Vista Option Plan. From and after the Effective Time, each Vista Option which is converted to an option to purchase United Common Stock under
Section 2.1(b) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of United appointed by the Board of Directors of United (including one or more former directors of Vista). United shall reserve for issuance the number of shares of United Common Stock necessary to satisfy United's obligations. United shall also register, if not previously registered pursuant to the 1933 Act, the shares authorized for issuance under the Vista Options so converted.

         5.19. Compliance with the Industrial Site Recovery Act. Vista, at its sole cost and expense, shall use all reasonable efforts to obtain prior to the Effective Time, with respect to each facility located in New Jersey owned or operated by Vista or any Vista Subsidiary (each, a "Facility"), either: (a) a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection ("NJDEP") stating that the Facility is not an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to the Facility. In the event Vista obtains a Remediation Agreement, Vista will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

         5.20.  Affiliates.

                (a) Promptly, but in any event within 30 days, after the execution and delivery of this Agreement, (i) Vista shall deliver to United a letter identifying all persons who, to the knowledge of Vista, may be deemed to be affiliates of Vista under Rule 145 of the 1933 Act, including, without limitation, all directors and executive officers of Vista.

                (b) Vista shall cause each director of Vista to, and Vista shall use all reasonable efforts to cause each executive officer of Vista and each other person who may be deemed an affiliate of Vista, (under either Rule 145 of the 1933 Act or the accounting treatment rules) to, execute and deliver to United within 30 days after the execution and delivery of this Agreement, a letter substantially in the form of Exhibit 5.20 hereto agreeing to be bound by the restrictions of Rule 145.

                                   ARTICLE VI

                               CLOSING CONDITIONS

         6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                (a) Approval of Vista Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Vista and the stockholders of United. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the United Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The United Common Stock to be issued in connection with the Merger, including United Common Stock to be issued for the Vista Options, shall have been approved for listing on the NASDAQ/NMS.

                (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Commissioner, the Pennsylvania Department of Banking, the FDIC, the OCC and any approval or waiver required by the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Vista and the Bank, taken as a whole, to United. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no Legal Proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or the Bank Merger.

                (d) Tax Free Exchange. United and Vista shall have received an opinion, satisfactory to United and Vista, of Bourne, Noll & Kenyon, counsel for United, issued in reliance on tax representation letters from United and Vista that are customary and reasonable under the circumstances, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to United, Vista, UTB or the Bank or to the stockholders of Vista who exchange their shares of Vista for United Common Stock (except to the extent that cash is received for shares or in lieu of fractional shares of United Common Stock).

         6.2. Conditions to the Obligations of United Under this Agreement. The obligations of United under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                (a) Representations and Warranties; Performance of Obligations of Vista and Bank. The representations and warranties of Vista contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct on the Closing Date as though made on and as of the Closing Date. Vista shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Vista Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Vista Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates. In interpreting this Section 6.2(a) and Section 7.1(d) hereof, no representation or warranty of Vista shall be deemed untrue or incorrect, and Vista shall not be deemed to have breached a representation or warranty, as a consequence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Vista contained in this Agreement has had or is reasonably likely to have a material adverse effect on Vista and the Bank, taken as a whole, from that disclosed by Vista on the date of this Agreement.

                (b) Consents. United shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

                (c) Opinion of Counsel. United shall have received an opinion of counsel to Vista, dated the date of the Closing, in form and substance reasonably satisfactory to United, covering the matters set forth on Schedule
6.2 hereto and any other matters reasonably requested by United.

                (d) Bank Action. The Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

                (e) Certificates. Vista shall have furnished United with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as United may reasonably request.

                (f) Environmental Law Compliance. Vista shall have obtained, with respect to each Facility, an LNA, a Remediation Agreement, a Negative Declaration approval, a Remedial Action Workplan approval (in which event Vista will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement), a No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to the Facility.

         6.3. Conditions to the Obligations of Vista Under this Agreement. The obligations of Vista under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                (a) Representations and Warranties; Performance of Obligations of United. The representations and warranties of United contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. United shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the United Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the United Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates. In interpreting this Section 6.3(a) and Section 7.1(e) hereof, no representation or warranty of United shall be deemed untrue or incorrect, and United shall not be deemed to have breached a representation or warranty, as a consequence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of United contained in this Agreement has had or is reasonably likely to have a material adverse effect on United and UTB, taken as a whole, from that disclosed by United on the date of this Agreement.

                (b) Opinion of Counsel to United. Vista shall have received an opinion of counsel to United, dated the date of the Closing, in form and substance reasonably satisfactory to Vista, covering the matters set forth on
Schedule 6.3 hereto and any other matter reasonably requested by Vista.

                (c) Fairness Opinion. Vista shall have received an opinion from Broker as of the date of this Agreement and the date the Joint Proxy Statement/Prospectus is mailed to Vista's stockholders, with respect to the fairness, from a financial point of view, of the Exchange Ratio to the stockholders of Vista in the Merger.

                (d) Vista Directors. Each of United and UTB shall have taken all action necessary to appoint three current Vista directors to its Board of Directors as specified in Section 5.15.

                (e) Certificates. United shall have furnished Vista with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Vista may reasonably request.

                (f) UTB Action. UTB shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Vista:

                (a)   By mutual written consent of the parties hereto.

                (b) By United or Vista (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date or (ii) if a vote of the stockholders of Vista is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, or
(iii) if a vote of the stockholders of United is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party (or, in the case of Vista, to be performed or observed by the directors of Vista) at or before the Effective Time.

                (c) By United or Vista upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by United upon written notice to Vista if any such application is approved with conditions which materially impair the value of Vista and the Bank, taken as a whole, to United.

                (d) By United if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Vista or the Bank, taken as a whole, from that disclosed by Vista on the date of this Agreement; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Vista hereunder.

                (e) By Vista, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of United or UTB from that disclosed by United on the date of this Agreement; or
(ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of United hereunder.

                (f) By United or Vista if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met on or before the Cutoff Date after giving the other party a reasonable opportunity to cure any such condition.

                (g) By Vista, if (either before or after the approval of this Agreement by the stockholders of Vista) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the three business day period commencing with (and including) the Determination Date, if both of the following conditions are satisfied:

                      (x) the Average Pre-Closing Price of United Common Stock on the Determination Date (the "Determination Price") is less than the United Floor Price. The ("United Floor Price") is 80% of the United Average Starting Date price. The "United Average Starting Date Price") is the average of the high and low sale price of United Common Stock (i.e., $24.24) on November 14, 2001 (the "Starting Date"), as the same shall be adjusted to reflect any Capital Change; and

                      (y) (i) the quotient obtained by dividing the Determination Price by the United Average Starting Date Price (the "United Ratio") is less than (ii) 80% of the quotient obtained by dividing the number calculated using the index of financial institutions set forth on Exhibit B hereto (the "Index Price") as of the close of business on the Determination Date by the Index Price as of the close of business on the Starting Date (such number being referred to herein as the "Index Ratio").

         Notwithstanding the foregoing, if Vista elects to exercise its termination right pursuant to subsection (g), it shall give prompt written notice to United (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three business day period). During the two business day period commencing with its receipt of such notice, United shall have the option of increasing the consideration to be received by the holders of Vista Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to four decimals) equal to a quotient, the numerator of which is the United Floor Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Determination Price, and (ii) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the United Ratio. If United makes an election contemplated by the preceding sentence, within such two business day period, it shall give prompt written notice to Vista of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (g).

         7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either United or Vista pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders, except that Sections 5.5(b) and 8.1 hereof shall have continuing effect as set forth therein. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

         7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Vista and, if required, by the stockholders of United, but, after any such adoption, no amendment shall be made which, under applicable New Jersey law and NASDAQ listing rules, cannot be made without the approval of the stockholders of Vista or the stockholders of United, as the case may be, without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of United and Vista.

         7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses, except that the cost of printing and mailing the Joint Proxy Statement/Prospectus shall be borne equally by the parties hereto if the transaction is terminated.

         8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

                (a)   If to United, to:

                      United National Bancorp
                      1130 Route 22 East, P.O. Box 6000
                      Bridgewater, NJ 08807-0010
                      Attn.: Thomas C. Gregor, Chairman,
                             President and Chief Executive Officer

                With a copy to:

                      Bourne, Noll & Kenyon
                      Attn.: Charles R. Berman, Esq.
                      382 Springfield Avenue
                      P.O. Box 690
                      Summit, NJ 07902-0690

                (b)   If to Vista, to:

                      Vista Bancorp, Inc.
                      115 South Main Street
                      Phillipsburg, NJ 08865-2894
                      Attn.: Barbara Harding, President
                             and Chief Executive Officer

                With a copy to:

                      Saul Ewing, LLP
                      Attn: John B. Lampi, Esq.
                      2 North 2nd Street, 7th Floor
                      Harrisburg, PA 17101

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

         8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the indemnitees covered by Section
5.14 hereof. No assignment of this Agreement may be made except upon the written consent of the other parties hereto.

         8.4. Entire Agreement. This Agreement, the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersede all prior negotiations, arrangements or understandings, written or oral, with respect thereto; provided, however, that if this Agreement is terminated, the terms of Section 5.5(b) and
(c) and the terms of the Confidentiality Agreement between United and Vista dated September 10, 2001 shall remain in effect. If any provision of this Agreement is found invalid, it shall be considered deleted and shall not invalidate the remaining provisions.

         8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

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

         8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

         8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         8.8. Survival. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those agreements and covenants set forth in Section 5.14 which shall survive the Merger, shall terminate as of the Effective Time.

         8.9. Knowledge. Representations made herein which are qualified by the phrase to the best of Vista's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer and the Chief Lending Officer of Vista and thereafter refer to the best knowledge of any senior officer of Vista or any Vista subsidiary. Representations made herein which are qualified by the phrase to the best of United's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of United and thereafter refer to the best knowledge of any senior officer of United or any United subsidiary.

         IN WITNESS WHEREOF, United, UTB, the Bank and Vista have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



ATTEST:                                UNITED NATIONAL BANCORP



/s/ RALPH L. STRAW, JR.                By: /s/ THOMAS C. GREGOR
-----------------------------------        -----------------------------------
Ralph L. Straw, Jr., Secretary             Thomas C. Gregor, Chairman, President
                                             and Chief Executive Officer



ATTEST:                                VISTA BANCORP, INC.



/s/ JILL A. PURSELL                    By: /s/ BARBARA HARDING
-----------------------------------        -----------------------------------
Jill A. Pursell, Corporate Secretary       Barbara Harding,
  President                                  and Chief Executive Officer



ATTEST:                                                       UNITEDTRUST BANK



/s/ RALPH L. STRAW                     By: /s/ RALPH L. STRAW
-----------------------------------        -----------------------------------
Ralph L. Straw, Jr., Secretary             Thomas C. Gregor, Chairman
                                             and Chief Executive Officer

ATTEST:                                VISTA BANK, N.A.



/s/ JILL A. PURSELL                    By: /s/ BARBARA HARDING
-----------------------------------        -----------------------------------
Jill A. Pursell, Secretary to the          Barbara Harding, Chairman, President
  Board                                      and Chief Executive Officer

                                       43